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                                                                   EXHIBIT 3.146

                            ARTICLES OF INCORPORATION
                                       OF
                      REVOLUTION OUTDOOR ADVERTISING, INC.

                                    ARTICLE I
                                      NAME

         The name of the corporation is Revolution Outdoor Advertising, Inc.

                                   ARTICLE II
                                    DURATION

         The corporate existence shall commence on the date of filing, and the duration of the corporation shall be perpetual.

                                  ARTICLE III
                                    ADDRESS

         The principal office of the corporation in the State of Florida shall be located at:

                         1215 11th Street
                         St. Cloud, Florida 34769

                                   ARTICLE IV
                           REGISTERED OFFICE AND AGENT

         The address of its initial registered office and agent shall be:

                         Gary R. Rutledge
                         215 South Monroe Street, Suite 420
                         Tallahassee, Florida 32301

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                                    ARTICLE V
                                    PURPOSE

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Act of Florida. The corporation shall be authorized to conduct its business or hold property in any part of the United States and its possessions and foreign countries.

                                   ARTICLE VI
                                  CAPITAL STOCK

         The aggregate number of shares which the corporation shall have authority to issue is 100 shares, each share having $1.00 par value. The corporation, in the discretion and upon resolution of the Board of Directors, may at any time and from time to time issue and dispose of any of the authorized and unissued shares of stock of the corporation and may create optional rights to purchase or subscribe for shares of stock of the corporation. Such stock may be issued and disposed of for such kind and amount of consideration and to such persons, friends, and corporations, and such optional rights may be created, at once or other evidence of such rights issued, on such terms, at such prices, and in such manner as may be determined by resolution adopted by the Board of Directors, subject to any provision of law then applicable.

                                   ARTICLE VII
                                  INCORPORATION

         The name and mailing address of the incorporator is as follows:

                              Daniel L. Hardin
                              1215 11th Street
                              St. Cloud, Florida 34769

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                                  ARTICLE VIII
                           INITIAL BOARD OF DIRECTORS

         This corporation shall have one (1) director initially. The number of directors may be either increased or decreased from time to time by an amendment of the bylaws of the corporation in the manner provided by law, but in no event shall be less than one. The name and address of the initial board of directors is:

                              Daniel L. Hardin
                              1215 11th Street
                              St. Cloud, Florida 34769

                                   ARTICLE IX
                                INDEMNIFICATION

         The corporation shall indemnify any officer or director or former officer or director to the full extent permitted by law.

                                   ARTICLE X
                              AMENDMENT AND BYLAWS

         In furtherance and not in limitation of the powers conferred by the laws of the State of Florida, the Board of Directors is expressly authorized and empowered, in the manner provided in the bylaws of the corporation, to make, alter, amend and repeal the bylaws of the corporation in any respect not inconsistent with the laws of the State of Florida or with the Articles of Incorporation.

         In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Florida, these Articles of Incorporation and the bylaws of the corporation.


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         Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the action may be taken with the written consent of the holders of a majority of the stock, or a greater percentage where required by statute; provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting.

         The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein granted are subject to these reservations.

         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation.



/s/ DANIEL L. HARDIN
---------------------------

STATE OF FLORIDA

COUNTY OF

         The foregoing instrument was acknowledged before me this 11th day of December, 1996, by Daniel L. Hardin, who is personally known to me or who produced _____________________________ (type of identification) and who did (did not) take an oath.


/s/ SYLVIA F. PARRAMORE
---------------------------
Notary Public

SYLVIA F. PARRAMORE
---------------------------
Printed, Typed or Stamped

[NOTARY SEAL]


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                  CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
                   DOMICILE FOR THE SERVICE OF PROCESS WITHIN
             FLORIDA, NAME OF AGENT UPON WHOM PROCESS MAY BE SERVED

         In compliance with Section 48.091, Florida Statutes, the following is submitted:

         Revolution Outdoor Advertising, Inc., desiring to organize or qualify under the laws of the State of Florida, with its principal place of business at 1215 11th Street, St. Cloud, Florida 34769, and its registered office at 215 South Monroe Street, Suite 420, Tallahassee, Florida 32301 has named Gary R. Rutledge as its agent to accept service of process within Florida.

                    Signature: /s/ DANIEL L. HARDIN
                               -------------------------

                    Title:     Director/Incorporator

                    Date:      December 11, 1996
                               -------------------------

         Having been named to accept service of process for the above stated corporation, at the place designated in this certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

                    Signature: /s/ [ILLEGIBLE]
                               -------------------------

                    Title:     Resident Agent

                    Date:              12-11-96
                               -------------------------

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